UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017 (June 21, 2017)

GOOD GAMING, INC.

(Exact name of registrant as specified in charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2130 N. Lincoln Park West, Suite 8N

Chicago, IL 60614

(Address of Principal Executive Offices) (Zip Code)

(773) 698-6047

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Vikram Grover

On June 27, 2017, Vikram Grover resigned as the, Chief Executive Officer and President of Good Gaming, Inc. (the “Company”), but will continue to serve as the Company’s Treasurer and as a member of the Company’s board of directors.

Appointment of David B. Dorwart

On June 27, 2017 the Board of Directors of the Company appointed David B. Dorwart, 58 years old, as the Company’s Chief Executive Officer. On June 21, 2017, Mr. Dorwart was appointed to serve as the Chairman of the Board of Directors. Below is Mr. Dorwart’s biography.

Since March 2015, Mr. Dorwart has been the Chairman of ViaOne Services, a company providing wireless, operational and marketing services to companies in the United States. Since January 2011, Mr. Dorwart has been the Chairman of the Board of Assist Wireless, LLC a company that provides affordable cell phone service for individuals and families who qualify for government assistance. Since September 2010, Mr. Dorwart has been the President and Chief Executive Officer of Brooklet Energy Distribution LLC, a Texas-based electricity company with over 30 years of combined experience providing electricity options.

There are no arrangements or understandings between the Company and Mr. Dorwart and any other person or persons pursuant to which Mr. Dorwart was appointed as the Company’s Chief Executive Officer and Chairman of the Board and there is no family relationship between Mr. Dorwart and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Dorwart that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Dorwart in connection with his appointment as Chief Executive Officer and Chairman.

Appointment of Domenic Fontana and Jordan Axt

On June 21, 2017, the Board of Directors of the Company appointed Domenic Fontana, age 36, and Jordan Majkszak Axt, age 35, to the Board of Directors. Below are biographies for Messrs. Fontana and Axt.

Domenic Fontana:

Since May 2017, Mr. Fontana has been the Senior Vice President of Finance of ViaOne Services and since January 2013, Mr. Fontana has been the Vice President of Finance at Assist Wireless. From August 2012 to January 2013 Mr. Fontana was the Finance Manager of eCommerce Technology Business and from February 2011 to October 2012, Mr. Fontana was a Manager, Rating Agency & Fixed Income Investor Relations, at Verizon.

There is no arrangement or understanding between Mr. Fontana and any other persons pursuant to which he was selected as a director nor are there any family relationships between Mr. Fontana and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Fontana that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Jordan Majkszak Axt

Since October 2014, Mr. Axt has been the Senior Director of Marketing at Assist Wireless and since January 2005, Mr. Axt has been a principal consultant at Jordan Majkszak Consulting, a business and marketing consulting company. From August 2013 to March 2014, Mr. Axt was the Director of Marketing and Vice President of Loyalty at Clutch Holdings LLC, where he was responsible for managing and directing the marketing efforts in accordance with the strategic direction of the company. From March 2011 to August 2013, Mr. Axt was the Director of Marketing & Vice President of Loyalty of ProfitPoint, Inc.

There is no arrangement or understanding between Mr. Axt and any other persons pursuant to which he was selected as a director nor are there any family relationships between Mr. Axt and any of the Company’s executive officers and directors. In addition, there are no transactions involving the Company and Mr. Axt that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On June 27, 2017, the Company issued a press release regarding the appointments of Messrs. Dorwart, Fontana and Axt. A copy of this press release is included herein as Exhibit 99.01.

The information in this Item 7.01 disclosure, including Exhibit 99.01, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.01, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.01	Press Release dated June 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017

Good Gaming, Inc.

By:	/s/ David B. Dorwart
Name:	David B. Dorwart
Title:	Chief Executive Officer